Exhibit 10.1

Debt Conversion and Extinguishment Agreement

Reference is made to that certain original Debt Agreement made as of December 21, 2017 and the amendment made to that agreement at June 11, 2018 (the “Debt Agreement”) by and between Natur Holding B.V., a company formed under the laws of the Netherlands (the “Company”), and Efficiency Investment Fund – 6th Wave SP, a Cayman Islands (the “Holder”). The Company is a wholly owned subsidiary of Natur International Corp., a Wyoming corporation (“Parent Company”), which is not a party to the Debt Agreement but is a party to this agreement.

WHEREAS, the Holder and Company entered into the Debt Agreement under which it has lent from time to time a sum of money and on which there is interest due and other charges and expenses, all in an aggregate amount of EUR 10,193,662, deemed for purposes of this agreement to be USD $11,846,208 (the “Debt”), owed by the Company to the Holder.

WHEREAS, the Company is the wholly owned subsidiary of the Parent Company, and the Parent Company is authorized to enter into this Agreement to issue shares of its Preferred Stock, Series C (“Series C Preferred Stock) and on conversion of the Series C Preferred Stock the underlying common stock thereof, to extinguish the Debt of the Company as herein provided.

WHEREAS, the Company and the Holder have agreed to settle a portion of the amounts owed by the Company to the Holder under the Debt Agreement, including principle, interest expenses, penalties and other charges of whatsoever nature, all in an amount equal to USD 8,846,208 (the “Converted Debt”) in exchange for and in consideration of the issuance to Holder or its designees by the Parent Company of an aggregate of 78,832,399 shares of Class C Preferred Stock (“Debt Repayment Shares”), convertible initially into the equivalent of 78,832,399 shares of Common Stock of the Parent Company (the “Conversion Shares”).

WHEREAS, the Parent Company is in the process of increasing its authorized number of shares of Common Stock, and the parties hereto agree that the Conversion Shares, subject to the terms of this agreement, will not be issuable or issued until duly authorized by the Parent Company and its stockholders and appropriate state and federal filings are made by the Parent Company.

WHEREAS, that for the purposes of this agreement, the Converted Debt will be deemed fully paid at the date hereof, subject to being revived if the Conversion Shares are not authorized as provided herein.

WHEREAS, the Holder agrees that if it sells any of the shares of Common Stock it was directly or beneficially issued by the Parent Company on November 13, 2018, either as shares of Common Stock or the Common Stock underlying the Class B Preferred Stock, in exchange for its equity interest in the Company and any of the Conversion Shares (together the Common Stock, the Common Stock underlying the Class B Preferred Stock and the Conversion Shares are referred to as the “Value Calculation Shares”) at any time prior to December 31, 2022, and the gross proceeds to the Holder or its affiliates from the sale (or deemed sale as provided herein) of any or all of the Value Calculation Shares exceeds USD $15,000,000, then the balance of the Debt, equal to USD $3,000,000 as of the date hereof and any interest, expenses, penalties, and other charges of any nature due thereon under the terms of the Debt Agreement (the “Debt Balance”), will be deemed fully paid, discharged and extinguished and the Debt Agreement in all respects will be terminated and of no further effect.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Holder, the Company and the Parent Company hereto agree as follows, notwithstanding anything to the contrary contained in the Debt Agreement:

1.	The Debt Agreement represents all amounts related to the convertible loan dated 21 December 2017, subsequently amended on 11 July 2018, owed by the Company and/or any of its affiliates to the Holder and/or any of the Holder’s affiliates.

2.	The aggregate amount of the Debt owed by the Company to the Holder as of the date hereof, including all interest, expenses, penalties, and other charges of any nature is the equivalent of USD $11,846,208 for purposes of this agreement and the repayment of the obligations under the Debt Agreement.

3.	The Holder agrees to convert USD $8,846,208 of the entire Debt, being the Converted Debt amount, into 78,832.399 shares of Class C Preferred Stock (“Debt Repayment Shares”), convertible initially into the equivalent of 78,832,399 shares of Common Stock of the Parent Company, in full discharge of the Converted Debt. Holder agrees that the discharge of the Converted Debt will be deemed to have taken place as of the date of this agreement. but that the Conversion Shares will be issuable at a date subsequent to the date of this agreement, due to the fact that the Parent Company is required to obtain stockholder approval and make state and federal filings to be able to increase its authorized capital stock. The Parent Company agrees to expeditiously seek the necessary approvals and make the necessary filings to increase its common stock capitalization, but in no event later than July 1, 2019 will the Parent Company have completed the actions necessary to increase the common stock capitalization of the Parent Company. If the Conversion Shares are not issuable to the Holder or its designees prior to July 10, 2019, then the Converted Debt will be deemed restored to being the Debt, governed by the terms of the Debt Agreement, as if never converted. Once the Conversion Shares are issuable, the Converted Debt shall be confirmed as irrevocably paid in full, released and discharged, all without any further action being required to effectuate the foregoing.

4.	The Holder agrees that from the date hereof the Debt Balance will not bear any interest or other charges for borrowed sums (whether characterized as such) or expenses pursuant to the Debt Agreement or any other applicable provision, agreement or law or regulation. The Holder agrees that in any default of the Debt Agreement, this agreement or in the payment of the Debt Balance it is not entitled to any interest or other charges for borrowed sums or expenses and will not seek to assert or collect any interest or other charges for borrowed sums or expenses. Notwithstanding the foregoing, the other terms of the Debt Agreement for or in respect of any expenses in the collection of funds upon a default in the payment of the principle amount that them may be due under the Debt Agreement will continue in full force.

5.	The Parent Company and Holder agree that the Debt Repayment Shares and the Conversion Shares are being issued as “restricted stock,” as that term is defined under Rule 144 (“Rule 144”) of the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (“1933 Act”). The Holder agrees that it does not have any registration rights with respect to the Debt Repayment Shares or the Conversion Shares, and it agrees that it will at this time only have access to any public market for the Common Stock of the Parent Company pursuant to the safe harbor provisions of Rule 144. The Parent Company and Holder agree that the intent of the parties is that the holding period of the Conversion Shares will include that of the Conversion Debt and the Debt Repayment Shares, subject to any limitations and interpretations of the holding period as defined and interpreted under Rule 144. The Holder represents to the Parent Company that it is a sophisticated, institutional investor, and it qualifies as an “accredited investor” as defined in Regulation D of the 1933 Act. The Debt Repayment Shares and the Conversion Shares when issued will bear a restrictive legend with respect to the ability of the Holder to sell the Debt Repayment Shares and the Conversion Shares pursuant to the provisions of the securities laws of the United States and the lock-up provisions of this agreement.

6.	The Holder agrees that any of the Debt Repayment Shares, the Conversion Shares underlying the Debt Repayment Shares and the Common Stock of the Parent that it holds as of the date of this Agreement shall all be subject to a six month lock-up (“Lock-up Period”) commencing with the date of this Agreement. During the Lock-Up Period the Holder will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Parent Company or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock of the Parent (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (“Holder’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Holder’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or common stock equivalents of the Parent Company or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or common stock equivalents of the Parent Company or any security convertible into or exercisable or exchangeable for Common Stock of the Parent Company; or (4) publicly disclose the intention to do any of the foregoing. The Holder agrees that the foregoing restrictions preclude engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Holder’s Securities even if such securities would be disposed of by someone other than the undersigned.

7.	If at any time prior to December 31 2022, the Parent issues any shares of Common Stock or securities convertible or exchangeable into Common Stock, other than as excepted below, such that the number of Conversion Shares as originally issuable upon conversion of the Debt Repayment Shares represents less than 15% of the issued and outstanding shares of the Parent Company, subject to proportional adjustments to the capitalization of the Parent Company that applies to all holders of the Common Stock, then the Parent Company will issue such number of additional shares of Common Stock so as to restore the Holder’s percentage of the issued and outstanding shares of Common Stock of the Parent Company obtained from the conversion of Conversion Shares, on a fully diluted basis, to 15% for no further consideration. For calculation of the 15% amount, any sales, distributions or other dispositions by Holder of any of the Debt Repayment Shares or the Conversion Shares (or their equivalent) will be deemed not to have been made for purposes of calculating the 15% amount. Notwithstanding the foregoing, there will be no “topping-up” for any of the following issuances of Common Stock of the Parent Company if the price per share or the value received or to be received by the Parent Company (either directly or through any subsidiary thereof) is the equivalent of or greater than USD $0.1122 (subject to adjustment for any changes in the capitalization of the Parent Company, including reverse and forward stock splits, share combinations and recapitalizations) for any of the following types of transactions: (1) any issuance of Common Stock where the Parent Company receives directly or indirectly in exchange for the Common Stock cash or property at a deemed fair value as determined by the board of directors acting in good faith, which for clarity includes any issuance for capital raising by Parent Company or its subsidiaries, borrowings under institutional lending arrangements, notes or debentures issued to investors, factoring arrangements, conversion of securities originally issued for capital raising by Parent Company or its subsidiaries, and exercises of warrants/options including under cashless exercise provisions; (2) any issuance of Common Stock in connection with any acquisition of assets, enterprises or companies by means of an acquisition, merger, combination or consolidation or entry into a strategic or license transaction for the benefit of the Parent or any subsidiary; (3) any issuance of Common Stock in connection with employment, consulting or other services to the Parent Company or any subsidiary, whether or not the Parent Company or subsidiary receives any cash or property, including pursuant to any equity award or option plan of the Parent Company or a subsidiary; (4) any issuance of Common Stock pursuant to any agreement of the Parent Company or any subsidiary that exists on the date of this Agreement, including this Agreement. As a further limitation, the Parent Company will not be required to issue any shares of Common Stock or any other securities that are convertible into shares of Common Stock such that the effective price of the Conversion Shares hereunder would be less than USD $0.030303, which as of the date of this agreement will limit the issuance of any of the “top up shares” to no more than the equivalent of 213,092,756 shares of Common Stock (such amounts being subject to adjustment for any changes in the capitalization of the Parent Company, including reverse and forward stock splits, share combinations and recapitalizations) .

8.	Holder and Parent Company agree that from time to time, in compliance with and subject to the securities laws of the United States, the terms of this agreement and the rules of any public markets on which the Common Stock is then trading, the Holder may sell all or a portion of the Value Calculation Shares. The Holder agrees that if it sells, transfers or otherwise changes the ownership of any or all of the Value Calculation Shares to a person or entity other than an alter ego entity or a wholly controlled affiliate of the Holder (such shares being the “Transferred Shares”), it will notify the Parent Company of the gross cash sales proceeds achieved from the disposition of the Transferred Shares from time to time prior to December 31, 2022 (“End Date”). If there is no exchange of a cash value upon such a sale or transfer or the Parent Company is not notified of the cash value actually received from the disposition of any of the Transferred Shares, within 10 days of a disposition, then the Transferred Shares will be deemed to have been disposed of by the Holder for a deemed cash value equivalent to the closing sale price of a share of Common Stock on the principal trading market for the Common Stock on such date that the transfer agent (or equivalent) is notified to transfer the Transferred Shares. If prior to the End Date the Holder receives or is deemed to have received gross proceeds from its disposition of the Transferred Shares equal to or greater than USD $15,000,000, then the Debt Balance will be deemed extinguished, paid and discharged in full. To enforce and to monitor the value or deemed value of the Transferred Shares, the Holder agrees that all of the Value Calculation Shares shall carry the following legend until the End Date: “The shares of equity of Natur International Corp., as issuer, represented by this stock certificate and any stock certificate issued in full or partial replacement thereof are subject to a debt and debt extinguishment agreement between the Holder (or subsequent transferee of the Holder), and this legend may only be removed prior to December 31, 2022, with the written agreement of the issuer.” For any transfer by the Holder other than a sale for value or deemed value, any transferee shall prior to receipt of any Transferred Shares shall agree to the terms of this provision and any securities law restrictions as the Parent Company reasonably requires of the Holder and a transferee, and the Parent Company may reject any attempted transfer that does not comply with this provision or otherwise this agreement and not transfer the Transferred Shares or recognize any transferee as a holder of the Transferred Shares.

9.	Holder agrees that at any time prior to the End Date, Parent or a subsidiary may repurchase from the Holder any of the Debt Repayment Shares or Conversion Shares that it continues to own, at a purchase price equal to the original issue value of a share, plus 10% of that value, of the Debt Repayment Shares or the Conversion Shares (subject to adjustment for any changes in the capitalization of the Parent Company, including reverse and forward stock splits, share combinations and recapitalizations) as the case may be, times the number of shares being purchased, plus a payment of the amount of the Converted Debt and Debt Balance, less (a) the amount paid for the repurchased shares and (b) any amount of the proceeds (or deemed proceeds) from the Transferred Shares.

10.	It is agreed that if the Debt Balance is not extinguished by the provisions of Section 8 of this agreement, then the Debt Balance existing as of the End Date will be repaid in cash, without penalty, premium, interest or expenses of the Holder, unless in default as provided herein.

11.	Release. The Holder, singly, and for each present and former, direct and/or indirect, parents, subsidiaries, Affiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, heirs and assigns (collectively the “Holder Releasors”), hereby expressly and irrevocably release, waive and forever discharge and hold harmless each of the Company, Parent Company and the shareholders of Natur and Parent Company, and each of their respective present and former, direct and/or indirect, parents, subsidiaries, affiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, and assigns (collectively, the “Holder Released Parties”) regarding the Debt Agreement as it is fully converted or extinguished pursuant to the terms of this agreement (and subject to the performance by the Company and Parent Company of its obligations under this agreement) and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity, which any of the Holder Releasors ever had, now have, or hereafter can, shall, or may have against any of the Holder Released Parties from the beginning of time through and including the date of debt conversion or extinguishment.

12.	Governing Law. This agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

13.	Counterparts. This agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

14.	Third-Party Beneficiaries. The parties hereto expressly acknowledge and agree that the Holder Released Parties are third-party beneficiaries to this agreement and are entitled to all of the rights, remedies and benefits hereunder and may enforce the provisions hereof as if such person and/or entity were a party hereto. Except as set forth in the preceding sentence, this agreement shall not confer any rights, benefits or remedies to any person and/or entity not a party hereto.

HOLDER:

Efficiency Investment Fund – 6th Wave SP

Date: __________.	By:
Name:
Title:

Agreed and Acknowledged:

COMPANY NATUR HOLDING B.V.

By:
Name: Ellen Berkers
Title: CEO

PARENT COMPANY NATUR INTERNATIONAL CORP.

By:
Name: Robert Paladino
Title: CEO

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